EXHIBIT 99.1

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

News Release
Tanger Reports Fourth Quarter and Full Year 2023 Results and Introduces 2024 Guidance
Expanded Portfolio by Adding Three New Centers
Achieved 8th Consecutive Quarter of Positive Rent Spreads
Balance Sheet Remains Well-Positioned for Growth

Greensboro, NC, February 15, 2024, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today reported financial results and operating metrics for the three months and year ended December 31, 2023.

“I am pleased to report another quarter of strong results as we delivered robust organic growth, while also executing on our external growth strategy with the grand opening of Tanger Outlets Nashville and the acquisitions of Tanger Outlets Asheville and Bridge Street Town Centre in Huntsville, our first non-outlet center," said Stephen Yalof, President and Chief Executive Officer. “Leasing momentum continued to accelerate with our eighth-consecutive quarter of positive rent spreads and over 2.3 million square feet of leases executed in 2023, a record for the Company, driving growth in NOI while elevating and diversifying our tenant mix.”

Mr. Yalof continued, “As we progress through 2024, we will leverage the strength of our retail operating, leasing and marketing platforms to create value in our open-air portfolio. We are well-positioned with a strong balance sheet, and as we have demonstrated, we will continue to execute on our long-term growth strategies to unlock additional value for our shareholders.”

Fourth Quarter Results

•Net income available to common shareholders was $0.22 per share, or $23.5 million, compared to $0.17 per share, or $18.1 million, for the prior year period. The 2022 period included a $0.03 per share, or $3.2 million, gain on the sale of a non-core outlet center located in Blowing Rock, North Carolina.
•Funds From Operations (“FFO”) available to common shareholders was $0.52 per share, or $58.2 million, compared to $0.47 per share, or $51.6 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.52 per share, or $58.2 million, compared to $0.47 per share, or $51.8 million, for the prior year period.

Full Year Results

•Net income available to common shareholders was $0.92 per share, or $98.0 million, compared to $0.77 per share, or $81.2 million, for the prior year period. Net income available to common shareholders for 2022 included the gain on the sale of an outlet center mentioned above.
•FFO available to common shareholders was $1.96 per share, or $218.4 million, compared to $1.83 per share, or $201.5 million, for the prior year period.
•Core FFO available to common shareholders was $1.96 per share, or $217.6 million, compared to $1.83 per share, or $201.8 million, for the prior year period.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Key portfolio results for the total stabilized portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 97.3% on December 31, 2023, compared to 98.0% on September 30, 2023 and 97.0% on December 31, 2022. The sequential change from September 30, 2023 was driven by the acquisitions of Tanger Asheville and Bridge Street Town Centre. On a same center basis, occupancy was 97.9% on December 31, 2023
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 5.4% to $91.1 million for the fourth quarter of 2023 from $86.5 million for the fourth quarter of 2022, and for the full-year period, increased 6.2% to $345.5 million for 2023 from $325.5 million for 2022. Both periods in 2023 benefited from occupancy gains, rent growth, operating expense efficiencies, out-of-period rent collections and the milder winter experienced in 2023
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•Average tenant sales per square foot was $436 for the twelve months ended December 31, 2023 compared to $437 for the twelve months ended September 30, 2023 and $444 for the twelve months ended December 31, 2022
•On a same center basis, average tenant sales per square foot was $433 for the twelve months ended December 31, 2023 compared to $437 for the twelve months ended September 30, 2023 and $444 for the twelve months ended December 31, 2022
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.3% for the twelve months ended December 31, 2023 compared to 9.1% for the twelve months ended September 30, 2023 and 8.6% for the twelve months ended December 31, 2022
•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $188,000 for the fourth quarter of 2023 and $672,000 for full year 2023, compared to $23,000 for the fourth quarter of 2022 and $2.9 million for full year 2022

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

External Growth Activity

The Company completed the following external growth activities during the fourth quarter of 2023, which were funded through cash on hand, available liquidity and common shares issued under its at-the-market (“ATM”) equity offering program as discussed below:
•Tanger Outlets Nashville, the Company’s newest development in Nashville, TN, opened on October 27, 2023. The center is approximately 291,000 square feet with a cost of approximately $145 million and a projected stabilized yield range of 7.5% to 8.0%. The open-air center offers shopping and dining across seven retail buildings and a unique, placemaking community space. Tanger Nashville reflects the Company’s commitment to diversify and enhance the shopping experience for its customers with nearly one quarter of the center’s dynamic assortment new to Tanger’s portfolio or first to the outlet channel.
•Tanger Outlets Asheville, a 382,000-square-foot, open-air shopping center in Asheville, NC, was acquired on November 13, 2023 for $70 million. The established center is occupied by a diverse mix of brands that includes leading home furnishings providers as well as iconic apparel, footwear and accessories brands. Management expects the center to deliver a first-year return in the mid-eight percent range, with potential for additional growth over time.
•Bridge Street Town Centre, an 825,000-square-foot, open-air lifestyle center in Huntsville, AL, was acquired on November 30, 2023 for $193.5 million. The center comprises over 80 retail stores, restaurants, and entertainment venues and serves as the dominant shopping destination in the market. Management expects the center to deliver a first-year return in the mid-eight percent range, with potential for additional growth over time.

Leasing Activity

For the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, as of January 31, 2024, Tanger has renewals executed or in process for 23.8% of the space scheduled to expire during 2024 compared to 41.0% of expiring 2023 space as of January 31, 2023. Relative to 2023, the Company expects a higher re-tenanting rate in 2024 as it focuses on portfolio enhancement and further elevating and diversifying its retailer mix.

The following key leasing metrics are presented for the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures.

•Total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended December 31, 2023 included 544 leases, totaling over 2.3 million square feet
•Blended average rental rates were positive for the eighth consecutive quarter at 13.3% on a cash basis for leases executed for comparable space during the twelve months ended December 31, 2023. These blended rent spreads, which were up 320 basis points year over year, are comprised of re-tenanted rent spreads of 37.5% and renewal rent spreads of 11.2%

Dividend

In January 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share, payable on February 15, 2024 to holders of record on January 31, 2024.

Balance Sheet and Liquidity

During the fourth quarter of 2023, Tanger sold 3.4 million common shares under its ATM equity offering program at a weighted average price of $25.77 per share, generating gross proceeds of $87.3 million. During 2023, the Company sold 3.5 million shares at a weighted average price of $25.75 per share, generating gross proceeds of $90.0 million, and as of December 31, 2023, the Company has a remaining authorization of $220.1 million.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of December 31, 2023:

•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) increased to 5.8x for 2023 from 5.1x for 2022, reflecting incremental Nashville development spending and the acquisitions of Tanger Asheville and Bridge Street Town Centre in the fourth quarter of 2023. Management estimates that Net debt to Adjusted EBITDAre would be in a range of 5.2x to 5.3x for 2023 assuming a full year of Adjusted EBITDAre for Nashville and the acquisitions.
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.7x for both 2023 and 2022
•Cash and cash equivalents and short-term investments totaled $29.0 million with $507.0 million of availability on the Company’s $520 million unsecured lines of credit
•Total outstanding debt aggregated $1.6 billion with $104.2 million (principal) of floating rate debt, representing approximately 6% of total debt outstanding and 2% of total enterprise value
•Weighted average interest rate was 3.5% and weighted average term to maturity of outstanding debt, including extension options, was approximately 4.7 years
•Approximately 89% of the total portfolio’s square footage was unencumbered by mortgages with secured debt of $225.1 million (principal), representing 14% of total debt outstanding
•Funds Available for Distribution (“FAD”) payout ratio was 58% for 2023

As of December 31, 2023, $300 million of the outstanding balance of the Company’s $325 million unsecured term loan, which matures in January 2027 plus a one-year extension, was fixed with interest rate swaps at a weighted average daily Secured Overnight Financing Rate (“Daily SOFR”) of 0.4%, which matured on February 1, 2024. The Company has entered into $325 million of forward-starting swaps that commenced February 1, 2024 and have varying maturities through January 2027, as outlined in the table below. Collectively, these swaps fix the Daily SOFR base rate at a weighted average of 3.9% as of February 1, 2024, resulting in incremental interest expense of approximately $10 million, or $0.09 per share, in 2024.

Effective Date	Maturity Date	Notional Amount (in thousands)	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (1)
Interest rate swaps:
At December 31, 2023	February 1, 2024	$300,000	Daily SOFR	0.4%	0.5%
Forward-starting:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	$75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	$175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%
(1)     Includes a 10-basis point credit adjustment spread related to the Company’s unsecured term loan.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2024

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full year 2024 net income, FFO and Core FFO per share will be as follows:

For the year ending December 31, 2024:
	Low Range	High Range
Estimated diluted net income per share	$0.83	$0.91
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.18	1.18
Estimated diluted FFO per share	$2.01	$2.09
Compensation related to executive severance	0.01	0.01
Estimated diluted Core FFO per share	$2.02	$2.10

Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2024:
	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%
General and administrative expense, excluding executive severance	$76.5	$79.5
Interest expense - consolidated	$59.5	$61.5
Other income (expense) (1)	$—	$2.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$50.0	$60.0
(1) Includes interest income.

Weighted average diluted common shares are expected to range from approximately 109 million to 110 million for earnings per share and 114 million to 115 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Fourth Quarter and Full Year 2023 Conference Call

Tanger will host a conference call to discuss its fourth quarter and full year 2023 results for analysts, investors and other interested parties on Friday, February 16, 2024, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.com. A telephone replay of the call will be available from February 16, 2024 at approximately 11:30 a.m. through March 1, 2024 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13743616. An online archive of the webcast will also be available through March 1, 2024.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•Wolfe Research’s Virtual Real Estate Conference 2024 on February 28, 2024
•Citi’s 2024 Global Property CEO Conference held at the Diplomat Resort & Spa in Hollywood, FL from March 4 through March 6, 2024
•A tour of Tanger Outlets Nashville in connection with ICR’s Nashville Multi-Property REIT Tour on March 11, 2024
•A tour of Tanger Outlets National Harbor in connection with Evercore ISI’s Multi-Property REIT Tour of Washington, DC on March 25, 2024
•BofA’s NYC Retail REIT Headquarter Tour on March 27, 2024

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 43 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers, one adjacent managed center and one open-air lifestyle center comprises over 15 million square feet well positioned across tourist destinations and vibrant markets in 20 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter and year ended December 31, 2023. For more information on Tanger, call 1-800-4TANGER or visit tanger.com.

The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar expressions. Such forward-looking statements include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, the anticipated impact of the Company’s newly acquired assets in Huntsville and Asheville, as well as its newly opened Nashville development and related costs and anticipated yield, expectations regarding operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, participation in upcoming events, uses of and efforts to reduce costs of capital, liquidity, dividend payments and cash flows.

You should exercise caution in relying on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Other important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism on our systems; the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the SEC to standardize climate-related disclosures); and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s most recently filed Annual Report on Form 10-K, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Finance and Capital Markets	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

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TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Rental revenues	$119,884	$109,832	$438,889	$421,419
Management, leasing and other services	2,486	2,297	8,660	7,157
Other revenues	5,107	4,332	16,858	14,037
Total revenues	127,477	116,461	464,407	442,613
Expenses:
Property operating	41,929	38,405	145,547	143,936
General and administrative (1)	21,455	19,366	76,130	71,532
Depreciation and amortization	32,233	33,996	108,889	111,904
Total expenses	95,617	91,767	330,566	327,372
Other income (expense):
Interest expense	(11,931)	(12,097)	(47,928)	(46,967)
Loss on early extinguishment of debt	—	(222)	—	(222)
Gain on sale of assets	—	3,156	—	3,156
Other income (expense) (2)	2,706	1,875	9,729	6,029
Total other income (expense)	(9,225)	(7,288)	(38,199)	(38,004)
Income before equity in earnings of unconsolidated joint ventures	22,635	17,406	95,642	77,237
Equity in earnings of unconsolidated joint ventures	2,210	1,799	8,240	8,594
Net income	24,845	19,205	103,882	85,831
Noncontrolling interests in Operating Partnership	(1,061)	(841)	(4,483)	(3,768)
Noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Net income attributable to Tanger Inc.	23,784	18,364	99,151	82,063
Allocation of earnings to participating securities	(332)	(226)	(1,186)	(869)
Net income available to common shareholders of Tanger Inc.	$23,452	$18,138	$97,965	$81,194

Basic earnings per common share:
Net income	$0.22	$0.17	$0.94	$0.78

Diluted earnings per common share:
Net income	$0.22	$0.17	$0.92	$0.77
(1)The year ended December 31, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure. The year ended December 31, 2022 includes $2.4 million of executive severance costs.
(2)The year ended December 31, 2022 includes a $2.4 million gain on the sale of the corporate aircraft.

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2023	2022
Assets
Rental property:
Land	$303,605	$275,079
Buildings, improvements and fixtures	2,938,434	2,553,452
Construction in progress	29,201	27,340
	3,271,240	2,855,871
Accumulated depreciation	(1,318,264)	(1,224,962)
Total rental property, net	1,952,976	1,630,909
Cash and cash equivalents	12,778	212,124
Short-term investments	9,187	52,450
Investments in unconsolidated joint ventures	71,900	73,809
Deferred lease costs and other intangibles, net	91,269	58,574
Operating lease right-of-use assets	77,400	78,636
Prepaids and other assets	108,609	111,163
Total assets	$2,324,119	$2,217,665

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,039,840	$1,037,998
Unsecured term loan, net	322,322	321,525
Mortgages payable, net	64,041	68,971
Unsecured lines of credit	13,000	—
Total debt	1,439,203	1,428,494
Accounts payable and accrued expenses	118,505	104,741
Operating lease liabilities	86,076	87,528
Other liabilities	89,022	82,968
Total liabilities	1,732,806	1,703,731
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 108,793,251 and 104,497,920 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	1,088	1,045
Paid in capital	1,079,387	987,192
Accumulated distributions in excess of net income	(490,171)	(485,557)
Accumulated other comprehensive loss	(23,519)	(11,037)
Equity attributable to Tanger Inc.	566,785	491,643
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	24,528	22,291
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	591,313	513,934
Total liabilities and equity	$2,324,119	$2,217,665

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	December 31,
	2023	2022
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,690	11,353
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	457

Total Owned and/or Managed Properties (1)	15,561	13,924
Total Owned Properties including pro rata share of unconsolidated JVs (1)	13,747	12,410

Centers in Operation at End of Period:
Consolidated	32	29
Unconsolidated	6	6
Managed	2	1
Total Owned and/or Managed Properties	40	36

Ending Occupancy:
Consolidated (2)	97.3%	96.9%
Unconsolidated	98.1%	98.1%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	97.3%	97.0%

Total U.S. States Operated in at End of Period (3)	20	20
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for December 2023 include the results of Tanger Outlets Asheville and Bridge Street Town Centre, both of which were acquired in the fourth quarter of 2023, and exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	31,373	33,384	106,450	109,513
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,621	2,602	10,514	11,018
Gain on sale of assets	—	(3,156)	—	(3,156)
FFO	58,839	52,035	220,846	203,206
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Allocation of earnings to participating securities	(591)	(413)	(2,151)	(1,683)
FFO available to common shareholders (2)	$58,248	$51,622	$218,447	$201,523
As further adjusted for:
Compensation-related adjustments (3)	—	—	(806)	2,447
Gain on sale of non-real estate asset (4)	—	—	—	(2,418)
Loss on early extinguishment of debt	—	222	—	222
Impact of above adjustments to the allocation of earnings to participating securities	—	(2)	6	(2)
Core FFO available to common shareholders (2)	$58,248	$51,842	$217,647	$201,772
FFO available to common shareholders per share - diluted (2)	$0.52	$0.47	$1.96	$1.83
Core FFO available to common shareholders per share - diluted (2)	$0.52	$0.47	$1.96	$1.83

Weighted Average Shares:
Basic weighted average common shares	105,797	103,781	104,682	103,687
Effect of notional units	1,142	1,406	1,052	1,240
Effect of outstanding options and restricted common shares	854	730	798	709
Diluted weighted average common shares (for earnings per share computations)	107,793	105,917	106,532	105,636
Exchangeable operating partnership units	4,723	4,750	4,734	4,759
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	112,516	110,667	111,266	110,395
(1)Refer to Non-GAAP Definitions beginning on page xiv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 period, represents executive severance costs.
(4)Represents gain on sale of the corporate aircraft.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
FFO available to common shareholders	$58,248	$51,622	$218,447	$201,523
Adjusted for:
Corporate depreciation excluded above	860	612	2,439	2,391
Amortization of finance costs	801	1,044	3,196	3,348
Amortization of net debt discount	167	137	622	509
Amortization of equity-based compensation	3,452	3,019	12,492	12,984
Straight-line rent adjustments	819	500	2,229	1,690
Market rent adjustments	101	918	646	1,417
Second generation tenant allowances and lease incentives	(4,887)	(4,608)	(12,606)	(9,547)
Capital improvements	(20,098)	(12,268)	(39,874)	(22,940)
Adjustments from unconsolidated joint ventures	(824)	(251)	(1,353)	(86)
FAD available to common shareholders (2)	$38,639	$40,725	$186,238	$191,289
Dividends per share	$0.2600	$0.2200	$0.9700	$0.8025
FFO payout ratio	50%	47%	49%	44%
FAD payout ratio	76%	59%	58%	46%
Diluted weighted average common shares (2)	112,516	110,667	111,266	110,395
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,210)	(1,799)	(8,240)	(8,594)
Interest expense	11,931	12,097	47,928	46,967
Gain on sale of assets	—	(3,156)	—	(3,156)
Loss on early extinguishment of debt	—	222	—	222
Other income	(2,706)	(1,875)	(9,729)	(6,029)
Depreciation and amortization	32,233	33,996	108,889	111,904
Other non-property (income) expenses	208	357	(1,119)	312
Corporate general and administrative expenses	21,625	19,348	76,299	71,657
Non-cash adjustments (1)	924	1,422	2,895	3,132
Lease termination fees	(143)	(12)	(542)	(2,870)
Portfolio NOI - Consolidated	86,707	79,805	320,263	299,376
Non-same center NOI - Consolidated	(2,964)	(346)	(3,014)	(1,296)
Same Center NOI - Consolidated (2)	$83,743	$79,459	$317,249	$298,080

Portfolio NOI - Consolidated	$86,707	$79,805	$320,263	$299,376
Pro rata share of unconsolidated joint ventures (3)	7,362	7,013	28,290	27,401
Portfolio NOI - Total portfolio at pro rata share (3)	94,069	86,818	348,553	326,777
Non-same center NOI - Total portfolio at pro rata share (3)	(2,964)	(346)	(3,014)	(1,296)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$91,105	$86,472	$345,539	$325,481
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Blowing Rock	December 2022	Sold	Consolidated
Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Below are reconciliations of Net Income to Adjusted EBITDA, EBITDAre and Adjusted EBITDAre:

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted to exclude:
Interest expense, net	9,565	10,111	38,149	43,372
Income tax expense (benefit)	(376)	(48)	(408)	138
Depreciation and amortization	32,233	33,996	108,889	111,904
Gain on sale of assets	—	(3,156)	—	(3,156)
Compensation-related adjustments (1)	—	—	(806)	2,447
Gain on sale of non-real estate asset (2)	—	—	—	(2,418)
Loss on early extinguishment of debt	—	222	—	222
Adjusted EBITDA	$66,267	$60,330	$249,706	$238,340

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted to exclude:
Interest expense, net	9,565	10,111	38,149	43,372
Income tax expense (benefit)	(376)	(48)	(408)	138
Depreciation and amortization	32,233	33,996	108,889	111,904
Gain on sale of assets	—	(3,156)	—	(3,156)
Pro rata share of interest expense, net - unconsolidated joint ventures (3)	2,229	2,134	8,779	6,972
Pro rata share of depreciation and amortization - unconsolidated joint ventures (3)	2,621	2,602	10,514	11,018
EBITDAre (3)	$71,117	$64,844	$269,805	$256,079
Compensation-related adjustments (1)	—	—	(806)	2,447
Gain on sale of non-real estate asset (2)	—	—	—	(2,418)
Loss on early extinguishment of debt	—	222	—	222
Adjusted EBITDAre (3)	$71,117	$65,066	$268,999	$256,330
(1)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 period, represents executive severance costs.
(2)Represents gain on sale of the corporate aircraft.
(3)Amount for the three months ended December 31, 2022 reflects the correction of an immaterial error in the prior year’s presentation.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197

	December 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,428,494	$164,505	$1,592,999
Less:
Cash and cash equivalents	(212,124)	(8,686)	(220,810)
Short-term investments (1)	(52,450)	—	(52,450)
Total cash and cash equivalents and short-term investments	(264,574)	(8,686)	(273,260)
Net debt	$1,163,920	$155,819	$1,319,739
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.
We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Inc. (formerly known as Tanger Factory Outlet Centers, Inc.) Annual Report on Form 10-K for the year ended December 31, 2022 and for the year ended December 31, 2023, when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar expressions. Such forward-looking statements include the Company’s expectations regarding future financial results and assumptions underlying that guidance.

You should exercise caution in relying on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Other important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism on our systems; the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the Securities and Exchange Commission (the “SEC” to standardize climate-related disclosures); and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s most recently filed Annual Report on Form 10-K, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Summary Operating Metrics

	December 31,
	2023	2022
Centers in Operation at End of Period:
Consolidated	32	29
Unconsolidated	6	6
Managed	2	1
Total Owned and/or Managed Properties	40	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,690	11,353
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	457

Total Owned and/or Managed Properties (1)	15,561	13,924
Total Owned Properties including pro rata share of unconsolidated JVs (1)	13,747	12,410

Ending Occupancy:
Consolidated (2)	97.3%	96.9%
Unconsolidated	98.1%	98.1%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	97.3%	97.0%

Average Tenant Sales Per Square Foot (2 (3) :
Consolidated	$434	$443
Unconsolidated	$459	$458
Total Owned Properties including pro rata share of unconsolidated JVs	$436	$444

Occupancy Cost Ratio (2) (4)	9.3%	8.6%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for December 2023 include the results of Tanger Outlets Asheville and Bridge Street Town Centre, both of which were acquired in the fourth quarter of 2023, and exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(4)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Geographic Diversification
As of December 31, 2023

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,812	13%
New York	2	1,468,428	12%
Alabama	2	1,205,760	9%
Georgia	3	1,140,579	9%
Pennsylvania	3	999,762	8%
Texas	2	823,650	6%
Tennessee	2	740,624	6%
North Carolina	2	701,362	5%
Michigan	2	671,571	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	4%
Arizona	1	410,753	3%
Florida	1	351,691	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	32	12,690,192	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,726	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,928
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,464

Managed Property
	# of Centers	GLA
Palm Beach, FL	2	758,156

Total Owned and/or Managed Properties	40	15,561,276

Total Owned Properties including pro rata share of unconsolidated JVs	38	13,746,656

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Property Summary - Occupancy at End of Each Period Shown (1)

Location	Total GLA 12/31/2023	% Occupied 12/31/2023		% Occupied 9/30/2023	% Occupied 12/31/2022
Deer Park, NY	739,148	100.0%		100.0%	100.0%
Riverhead, NY	729,280	93.9%		96.3%	93.0%
Huntsville, AL	651,024	88.4%		N/A	N/A
Foley, AL	554,736	96.9%		97.0%	94.1%
Rehoboth Beach, DE	547,937	99.0%		98.1%	96.0%
Atlantic City, NJ	484,748	88.6%		90.5%	90.5%
San Marcos, TX	471,816	98.1%		99.8%	95.6%
Sevierville, TN	449,968	100.0%		100.0%	100.0%
Savannah, GA	448,089	99.5%		100.0%	99.5%
Myrtle Beach Hwy 501, SC	426,523	98.9%		99.4%	98.2%
Glendale, AZ (Westgate)	410,753	100.0%		99.0%	99.7%
Myrtle Beach Hwy 17, SC	404,710	100.0%		100.0%	100.0%
Charleston, SC	386,328	100.0%		99.3%	100.0%
Asheville, NC	381,600	95.5%		N/A	N/A
Lancaster, PA	376,203	100.0%		100.0%	100.0%
Pittsburgh, PA	373,863	100.0%		99.1%	95.8%
Commerce, GA	371,408	100.0%		100.0%	99.0%
Grand Rapids, MI	357,133	98.1%		98.8%	90.8%
Fort Worth, TX	351,834	100.0%		100.0%	98.9%
Daytona Beach, FL	351,691	100.0%		100.0%	99.7%
Branson, MO	329,861	100.0%		100.0%	100.0%
Southaven, MS	324,801	100.0%		95.3%	100.0%
Locust Grove, GA	321,082	100.0%		99.2%	99.3%
Gonzales, LA	321,066	100.0%		99.1%	100.0%
Mebane, NC	319,762	100.0%		100.0%	100.0%
Howell, MI	314,438	86.0%		84.6%	84.0%
Mashantucket, CT (Foxwoods)	311,229	88.9%		87.8%	86.3%
Nashville, TN	290,656	96.5%		N/A	N/A
Tilton, NH	250,558	91.7%		95.6%	94.2%
Hershey, PA	249,696	100.0%		100.0%	100.0%
Hilton Head II, SC	206,564	100.0%		100.0%	98.7%
Hilton Head I, SC	181,687	100.0%		100.0%	99.4%
Total Consolidated	12,690,192	97.3%	(2)	97.9%	96.9%
Charlotte, NC	398,726	99.1%		99.1%	98.0%
Ottawa, ON	357,213	95.5%		96.7%	96.3%
Columbus, OH	355,245	99.2%		100.0%	100.0%
Texas City, TX (Galveston/Houston)	352,705	98.6%		99.0%	95.9%
National Harbor, MD	341,156	98.6%		99.4%	100.0%
Cookstown, ON	307,883	97.6%		95.6%	98.2%
Total Unconsolidated	2,112,928	98.1%		98.4%	98.1%
Tanger’s pro rata share of unconsolidated JVs	1,056,464	98.1%		98.4%	98.1%

Total Owned Properties including pro rata share of unconsolidated JVs	13,746,656	97.3%	(2)	98.0%	97.0%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)Includes the occupancy rates at the Huntsville and Asheville centers, which were acquired during the fourth quarter of 2023 and excludes the occupancy rate at the Nashville center, which opened during the fourth quarter of 2023 and has not yet stabilized. On a same center basis, occupancy was 97.9% on December 31, 2023.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
95.3%
94.3%
94.9%
96.5%
97.0%
96.5%
97.2%
98.0%
97.3%
12/21
3/22
6/22
9/22
12/22
3/23
6/23
9/23
12/23
Period Ending

(1)    Includes the Company’s pro rata share of unconsolidated joint ventures. December 2023 includes the occupancy rates at the Huntsville and Asheville centers (88.4% and 95.5%, respectively), which were acquired during the fourth quarter of 2023 and excludes the occupancy rate at the Nashville center (96.5%), which opened during the fourth quarter of 2023 and has not yet stabilized. On a same center basis, occupancy was 97.9% on December 31, 2023.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Center Sales Per Square Foot Ranking as of December 31, 2023 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$620	97.1%	2,658	20%	25%
Centers 6 - 10			$489	99.7%	1,755	13%	17%
Centers 11 - 15			$446	97.9%	2,113	16%	16%
Centers 16 - 20			$394	99.5%	1,780	13%	14%
Centers 21 - 25			$335	96.0%	2,144	16%	12%
Centers 26 - 31			$300	94.0%	1,950	14%	8%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$620	97.1%	2,658	20%	25%
Centers 1 - 10			$559	98.2%	4,413	33%	42%
Centers 1 - 15			$520	98.1%	6,526	49%	58%
Centers 1 - 20			$491	98.4%	8,306	62%	72%
Centers 1 - 25			$458	97.9%	10,450	78%	84%
Centers 1 - 31			$434	97.3%	12,400	92%	92%

Unconsolidated Centers at Pro Rata Share (4)			$459	98.1%	1,056	8%	8%
Total Centers at Pro Rata Share (5)			$436	97.3%	13,456	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2023, and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet. Excludes centers that have not been opened 12 full calendar months (Nashville).

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Huntsville, AL	Myrtle Beach Hwy 17, SC	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Hilton Head I, SC	Lancaster, PA	Mebane, NC	Rehoboth Beach, DE
	Centers 11 - 15:	Charleston, SC	Fort Worth, TX	Locust Grove, GA	Riverhead, NY	Southaven, MS
	Centers 16 - 20:	Daytona Beach, FL	Grand Rapids, MI	Hershey, PA	Pittsburgh, PA	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Foley, AL	Hilton Head II, SC	Myrtle Beach Hwy 501, SC	San Marcos, TX
	Centers 26 - 31:	Asheville, NC	Commerce, GA	Gonzales, LA	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2024 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (Nashville). The Company’s forecast is based on management’s estimates as of December 31, 2023 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. (formerly known as Tanger Factory Outlet Centers, Inc.) Annual Report on Form 10-K for the year ended December 31, 2022 and for the year ended December 31, 2023, when available.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of December 31, 2023 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	108	1,036,333	7.5%	5.8%
SPARC Group	Aéropostale, Boardriders Outlet, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok, Vince, Volcom	109	586,440	4.3%	3.9%
KnitWell Group LLC; Lane Bryant Brands Opco LLC (4)	Ann Taylor, Lane Bryant, LOFT, Talbots	89	445,847	3.2%	3.5%
Tapestry, Inc. (5)	Coach, Kate Spade	62	273,001	2.0%	3.3%
Under Armour, Inc.	Under Armour, Under Armour Kids	37	311,449	2.3%	3.2%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	56	346,198	2.5%	3.1%
PVH Corp.	Calvin Klein, Tommy Hilfiger	48	330,012	2.4%	2.9%
Nike, Inc.	Converse, Nike	41	440,114	3.2%	2.5%
Columbia Sportswear Company	Columbia Sportswear	29	201,909	1.5%	2.2%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	61	121,628	0.9%	2.1%
Carter’s, Inc.	Carters, OshKosh B'gosh	50	197,279	1.4%	2.0%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	73	107,113	0.8%	1.9%
Capri Holdings Limited (5)	Michael Kors, Michael Kors Mens	33	153,346	1.1%	1.8%
Skechers USA, Inc.	Skechers	35	171,190	1.2%	1.8%
Adidas AG	Adidas	30	192,911	1.4%	1.7%
Express Inc.	Express Factory	30	196,309	1.4%	1.7%
V. F. Corporation	Dickies, The North Face, Timberland, Vans, Work Authority	32	159,060	1.2%	1.6%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	27	183,748	1.3%	1.6%
Levi Strauss & Co.	Levi's	35	134,354	1.0%	1.6%
Hanesbrands Inc.	Champion, Hanesbrands, Maidenform	36	171,054	1.2%	1.6%
Chico’s, FAS Inc. (4)	Chicos, Soma Intimates, White House/Black Market	42	116,991	0.9%	1.6%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren, Polo Ralph Lauren Big & Tall	37	393,363	2.9%	1.5%
H & M Hennes & Mauritz LP.	H&M	21	429,729	3.1%	1.5%
Caleres Inc.	Famous Footwear	31	163,737	1.2%	1.4%
Rue 21, LLC	Rue 21	20	117,359	0.9%	1.3%
Total of Top 25 tenants		1,172	6,980,474	50.8%	57.1%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent.
(4)In January 2024, Chicos was acquired and added to the Knitwell portfolio of brands. On a combined basis, these tenants represent 5.1% of ABR as of December 31, 2023.
(5)Tapestry and Capri have entered into a merger agreement and, on a combined basis, represent 5.1% of ABR as of December 31, 2023.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Lease Expirations as of December 31, 2023

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Capital Expenditures for the Three Months Ended December 31, 2023 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$28,121	$8	$28,129
Other	14,389	146	14,535
Total new center developments and expansions	$42,510	$154	$42,664

Recurring capital expenditures:
Second generation tenant allowances	$4,910	$540	$5,450
Operational capital expenditures	13,355	581	13,936
Renovations	6,743	—	6,743
Total recurring capital expenditures	$25,008	$1,121	$26,129

Total additions to rental property-accrual basis	$67,518	$1,275	$68,793

Capital Expenditures for the Year Ended December 31, 2023 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$123,175	$174	$123,349
Other	22,089	146	22,235
Total new center developments and expansions	$145,264	$320	$145,584

Recurring capital expenditures:
Second generation tenant allowances	$12,516	$889	$13,405
Operational capital expenditures	29,186	1,544	30,730
Renovations	10,688	—	10,688
Total recurring capital expenditures	$52,390	$2,433	$54,823

Total additions to rental property-accrual basis	$197,654	$2,753	$200,407

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2023	465	2,044	$38.72	13.3%	$5.36	3.4
2022	380	1,888	$31.71	10.1%	$2.14	3.7

Re-tenanted space
2023	35	158	$46.61	37.5%	$66.63	8.4
2022	26	122	$43.47	27.9%	$30.10	8.3

Renewed space
2023	430	1,885	$38.06	11.2%	$0.21	3.0
2022	354	1,766	$30.89	8.6%	$0.20	3.4
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2023	544	2,317	$38.70	$9.69	3.8
2022	447	2,120	$32.30	$6.82	4.1
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

External Growth Summary as of December 31, 2023

Asset	Location	Type	Investment Amount (in millions)	Owned GLA	Transaction Date
Tanger Outlets Nashville	Nashville, TN	Development	$145.0	290,656	10/27/2023
Tanger Outlets Asheville	Asheville, NC	Acquisition	70.0	381,600	11/13/2023
Bridge Street Town Centre (1)	Huntsville, AL	Acquisition	193.5	651,024	11/30/2023
			$408.5	1,323,280
(1)    Owned GLA excludes approximately 174,000 square feet of ground leases to tenants.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2023	2022
Assets
Rental property:
Land	$303,605	$275,079
Buildings, improvements and fixtures	2,938,434	2,553,452
Construction in progress	29,201	27,340
	3,271,240	2,855,871
Accumulated depreciation	(1,318,264)	(1,224,962)
Total rental property, net	1,952,976	1,630,909
Cash and cash equivalents	12,778	212,124
Short-term investments	9,187	52,450
Investments in unconsolidated joint ventures	71,900	73,809
Deferred lease costs and other intangibles, net	91,269	58,574
Operating lease right-of-use assets	77,400	78,636
Prepaids and other assets	108,609	111,163
Total assets	$2,324,119	$2,217,665

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,039,840	$1,037,998
Unsecured term loan, net	322,322	321,525
Mortgages payable, net	64,041	68,971
Unsecured lines of credit	13,000	—
Total debt	1,439,203	1,428,494
Accounts payable and accrued expenses	118,505	104,741
Operating lease liabilities	86,076	87,528
Other liabilities	89,022	82,968
Total liabilities	1,732,806	1,703,731
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 108,793,251 and 104,497,920 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	1,088	1,045
Paid in capital	1,079,387	987,192
Accumulated distributions in excess of net income	(490,171)	(485,557)
Accumulated other comprehensive loss	(23,519)	(11,037)
Equity attributable to Tanger Inc.	566,785	491,643
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	24,528	22,291
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	591,313	513,934
Total liabilities and equity	$2,324,119	$2,217,665

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Rental revenues	$119,884	$109,832	$438,889	$421,419
Management, leasing and other services	2,486	2,297	8,660	7,157
Other revenues	5,107	4,332	16,858	14,037
Total revenues	127,477	116,461	464,407	442,613
Expenses:
Property operating	41,929	38,405	145,547	143,936
General and administrative (1)	21,455	19,366	76,130	71,532
Depreciation and amortization	32,233	33,996	108,889	111,904
Total expenses	95,617	91,767	330,566	327,372
Other income (expense):
Interest expense	(11,931)	(12,097)	(47,928)	(46,967)
Loss on early extinguishment of debt	—	(222)	—	(222)
Gain on sale of assets	—	3,156	—	3,156
Other income (expense) (2)	2,706	1,875	9,729	6,029
Total other income (expense)	(9,225)	(7,288)	(38,199)	(38,004)
Income before equity in earnings of unconsolidated joint ventures	22,635	17,406	95,642	77,237
Equity in earnings of unconsolidated joint ventures	2,210	1,799	8,240	8,594
Net income	24,845	19,205	103,882	85,831
Noncontrolling interests in Operating Partnership	(1,061)	(841)	(4,483)	(3,768)
Noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Net income attributable to Tanger Inc.	23,784	18,364	99,151	82,063
Allocation of earnings to participating securities	(332)	(226)	(1,186)	(869)
Net income available to common shareholders of Tanger Inc.	$23,452	$18,138	$97,965	$81,194

Basic earnings per common share:
Net income	$0.22	$0.17	$0.94	$0.78

Diluted earnings per common share:
Net income	$0.22	$0.17	$0.92	$0.77
(1)The year ended December 31, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure. The year ended December 31, 2022 includes $2.4 million of executive severance costs.
(2)The year ended December 31, 2022 includes a $2.4 million gain on the sale of the corporate aircraft.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Rental revenues:
Base rentals	$83,083	$74,961	$304,700	$289,095
Percentage rentals	6,291	9,097	17,796	22,948
Tenant expense reimbursements	31,355	27,940	119,792	108,678
Lease termination fees	142	12	542	2,870
Market rent adjustments	(8)	(825)	(275)	(1,046)
Straight-line rent adjustments	(819)	(500)	(2,229)	(1,690)
Uncollectible tenant revenues	(160)	(853)	(1,437)	564
Rental revenues	$119,884	$109,832	$438,889	$421,419

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2023, except for Net Operating Income (“NOI”) which is for the year ended December 31, 2023, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (1)
Charlotte	Charlotte, NC	50.0%	398,726	$30.8	$7.6	$49.6
Columbus	Columbus, OH	50.0%	355,245	32.4	4.9	35.2
Galveston/Houston	Texas City, TX	50.0%	352,705	17.1	4.1	28.6
National Harbor	National Harbor, MD	50.0%	341,156	33.9	6.1	46.6
RioCan Canada (2)	Various	50.0%	665,096	72.1	5.6	—
Total			2,112,928	$186.3	$28.3	$160.0
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot center in Cookstown, Ontario; and a 357,213 square foot center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Debt Outstanding Summary
As of December 31, 2023
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	End of Period Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$13,000	$13,000	Adj. SOFR + 1.00%	6.5%	7/14/2026	2.5
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	2.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	3.5
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	7.7
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.95%	1.8%	1/13/2028	4.0
Net debt discounts and debt origination costs	(12,838)	(12,838)
Total net unsecured debt	1,375,162	1,375,162		3.1%		4.6
Secured mortgage debt:
Atlantic City, NJ	12,336	12,336	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	2.3
Southaven, MS	51,700	51,700	Adj. SOFR + 2.00%	7.5%	10/12/2027	3.8
Debt premium and debt origination costs	5	5
Total net secured mortgage debt	64,041	64,041		7.0%		3.5
Total consolidated debt	1,439,203	1,439,203		3.2%		4.6
Unconsolidated JV debt:
Charlotte	99,448	49,724	4.27%	4.3%	7/1/2028	4.5
Columbus	71,000	35,500	6.252%	6.3%	10/1/2032	8.8
Galveston/Houston	58,000	29,000	Daily SOFR + 3.00%	7.9%	6/16/2028	4.5
National Harbor	93,630	46,815	4.63%	4.6%	1/5/2030	6.0
Debt origination costs	(2,121)	(1,060)
Total unconsolidated JV net debt	319,957	159,979		5.5%		5.9
Total	$1,759,160	$1,599,182		3.5%		4.7
(1)Adjusted SOFR represents the Secured Overnight Financing Rate (“SOFR”) plus a 10-basis point credit adjustment spread.
(2)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(5)As of December 31, 2023, $300 million of the outstanding balance was fixed with interest rate swaps at a weighted average Daily SOFR of 0.4%, which matured on February 1, 2024. The Company has entered into $325 million of forward-starting swaps that commenced February 1, 2024 and have varying maturities through January 2027, as outlined in the table below. Collectively, these swaps fix the Daily SOFR base rate at a weighted average of 3.9% as of February 1, 2024.

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (6)
Interest rate swaps:
At December 31, 2023	February 1, 2024	$300,000	Daily SOFR	0.4%	0.5%
Forward-starting:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	$75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	$175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%
(6)    Includes a 10-basis point credit adjustment spread related to the Company’s unsecured term loan.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of December 31, 2023
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	End of Period Effective Interest Rate	Average Years to Maturity (1)
Consolidated:
Fixed (2)	94%	$1,349,989	3.0%	4.6
Variable	6%	89,214	7.0%	3.7
	100%	$1,439,203	3.2%	4.6
Unconsolidated Joint Ventures:
Fixed	91%	$145,700	5.2%	6.0
Variable	9%	14,279	8.4%	4.5
	100%	$159,979	5.5%	5.9
Total:
Fixed	94%	$1,495,689	3.2%	4.8
Variable	6%	103,493	7.2%	3.8
Total share of debt	100%	$1,599,182	3.5%	4.7

Cash and Cash Equivalents and Short-Term Investments		Pro Rata Share
Consolidated:
Cash and cash equivalents		$12,778
Short-term investments (3)		9,187
		$21,965
Unconsolidated Joint ventures:
Cash and cash equivalents		$7,020
		$7,020
Total:
Cash and cash equivalents		$19,798
Short-term investments (3)		9,187
Total share of Cash and Cash Equivalents and Short-Term Investments		$28,985

Net Debt		Pro Rata Share
Total share of Net Debt (4)		$1,570,197
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fixed the base Daily SOFR rate at a weighted average of 0.4% on notional amounts aggregating $300 million. These interest rate swaps matured on February 1, 2024. Additional details on the Company’s interest rate strategy are detailed on the prior page.
(3)    Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(4)    Net debt is a non-GAAP measure. Refer to page 25 for a reconciliation of total debt to net debt.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Future Scheduled Principal Payments (dollars in thousands) (1)
As of December 31, 2023

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments
2024	$5,130	$1,633	$6,763
2025	1,501	1,707	3,208
2026	368,705	30,785	399,490
2027	351,700	1,865	353,565
2028	325,000	47,027	372,027
2029	—	984	984
2030	—	41,538	41,538
2031	400,000	—	400,000
2032	—	35,500	35,500
2033 & thereafter	—	—	—
Total principal outstanding	$1,452,036	$161,039	$1,613,075
Net debt discounts and debt origination costs	(12,833)	(1,060)	(13,893)
Total debt outstanding	$1,439,203	$159,979	$1,599,182
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2023

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	38%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	251%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.7	x
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of December 31, 2023

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	38%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.5	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	33%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.9	x
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - December 31, 2023
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	108,793			108,793
Exchangeable operating partnership units	4,708			4,708
Total shares (1)	113,501			113,501
Common share price at December 31, 2023	$27.72			$27.72
Total market value (1)	$3,146,254			$3,146,254

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loan	325,000		—	325,000
Mortgages payable	64,036		161,039	225,075
Unsecured lines of credit	13,000		—	13,000
Total principal debt	1,452,036		161,039	1,613,075
Less: Net debt discounts	(5,373)		—	(5,373)
Less: Debt origination costs	(7,460)		(1,060)	(8,520)
Total debt	1,439,203		159,979	1,599,182
Less: Cash and cash equivalents	(12,778)		(7,020)	(19,798)
Less: Short-term investments (2)	(9,187)		—	(9,187)
Net debt	1,417,238		152,959	1,570,197
Total enterprise value	$4,563,492		$152,959	$4,716,451

Liquidity:
Cash and cash equivalents	$12,778		$7,020	$19,798
Short-term investments (2)	9,187		—	9,187
Unused capacity under unsecured lines of credit	507,000		—	507,000
Total liquidity	$528,965		$7,020	$535,985

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	5.7	x		5.8	x
Net debt to Adjusted EBITDA (pro forma) (4)(5)	5.0 x - 5.1 x			5.2 x - 5.3 x
Interest coverage ratio (5)(6)	5.2	x		4.7	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share). Net debt to Adjusted EBITDA (pro forma) incorporates Adjusted EBITDA and Adjusted EBITDAre from properties acquired (Tanger Outlets Asheville and Bridge Street Town Centre) or opened (Tanger Outlets Nashville) during the fourth quarter of 2023, assuming a full year of Adjusted EBITDA and Adjusted EBITDAre for Nashville and the acquisitions.
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to page 24 for reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre and page 25 for a reconciliation of total debt to net debt.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Fitch	BBB	Stable	May 25, 2023
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	31,373	33,384	106,450	109,513
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,621	2,602	10,514	11,018
Gain on sale of assets	—	(3,156)	—	(3,156)
FFO	58,839	52,035	220,846	203,206
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Allocation of earnings to participating securities	(591)	(413)	(2,151)	(1,683)
FFO available to common shareholders (2)	$58,248	$51,622	$218,447	$201,523
As further adjusted for:
Compensation-related adjustments (3)	—	—	(806)	2,447
Gain on sale of non-real estate asset (4)	—	—	—	(2,418)
Loss on early extinguishment of debt	—	222	—	222
Impact of above adjustments to the allocation of earnings to participating securities	—	(2)	6	(2)
Core FFO available to common shareholders (2)	$58,248	$51,842	$217,647	$201,772
FFO available to common shareholders per share - diluted (2)	$0.52	$0.47	$1.96	$1.83
Core FFO available to common shareholders per share - diluted (2)	$0.52	$0.47	$1.96	$1.83

Weighted Average Shares:
Basic weighted average common shares	105,797	103,781	104,682	103,687
Effect of notional units	1,142	1,406	1,052	1,240
Effect of outstanding options and restricted common shares	854	730	798	709
Diluted weighted average common shares (for earnings per share computations)	107,793	105,917	106,532	105,636
Exchangeable operating partnership units	4,723	4,750	4,734	4,759
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	112,516	110,667	111,266	110,395
(1)Refer to Non-GAAP Definitions beginning on page 29 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 period, represents executive severance costs.
(4)Represents gain on sale of the corporate aircraft.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
FFO available to common shareholders	$58,248	$51,622	$218,447	$201,523
Adjusted for:
Corporate depreciation excluded above	860	612	2,439	2,391
Amortization of finance costs	801	1,044	3,196	3,348
Amortization of net debt discount	167	137	622	509
Amortization of equity-based compensation	3,452	3,019	12,492	12,984
Straight-line rent adjustments	819	500	2,229	1,690
Market rent adjustments	101	918	646	1,417
Second generation tenant allowances and lease incentives	(4,887)	(4,608)	(12,606)	(9,547)
Capital improvements	(20,098)	(12,268)	(39,874)	(22,940)
Adjustments from unconsolidated joint ventures	(824)	(251)	(1,353)	(86)
FAD available to common shareholders (2)	$38,639	$40,725	$186,238	$191,289
Dividends per share	$0.2600	$0.2200	$0.9700	$0.8025
FFO payout ratio	50%	47%	49%	44%
FAD payout ratio	76%	59%	58%	46%
Diluted weighted average common shares (2)	112,516	110,667	111,266	110,395
(1)Refer to page 20 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,210)	(1,799)	(8,240)	(8,594)
Interest expense	11,931	12,097	47,928	46,967
Gain on sale of assets	—	(3,156)	—	(3,156)
Loss on early extinguishment of debt	—	222	—	222
Other income	(2,706)	(1,875)	(9,729)	(6,029)
Depreciation and amortization	32,233	33,996	108,889	111,904
Other non-property (income) expenses	208	357	(1,119)	312
Corporate general and administrative expenses	21,625	19,348	76,299	71,657
Non-cash adjustments (1)	924	1,422	2,895	3,132
Lease termination fees	(143)	(12)	(542)	(2,870)
Portfolio NOI - Consolidated	86,707	79,805	320,263	299,376
Non-same center NOI - Consolidated	(2,964)	(346)	(3,014)	(1,296)
Same Center NOI - Consolidated (2)	$83,743	$79,459	$317,249	$298,080

Portfolio NOI - Consolidated	$86,707	$79,805	$320,263	$299,376
Pro rata share of unconsolidated joint ventures (3)	7,362	7,013	28,290	27,401
Portfolio NOI - Total portfolio at pro rata share (3)	94,069	86,818	348,553	326,777
Non-same center NOI - Total portfolio at pro rata share (3)	(2,964)	(346)	(3,014)	(1,296)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$91,105	$86,472	$345,539	$325,481
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Blowing Rock	December 2022	Sold	Consolidated
Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Year ended
	December 31,		%	December 31,		%
	2023	2022	Change	2023	2022	Change
Same Center Revenues:
Base rentals	$85,758	$81,096	5.7%	$327,326	$313,213	4.5%
Percentage rentals	7,123	10,050	-29.1%	20,716	26,073	-20.5%
Tenant expense reimbursement	33,708	31,299	7.7%	133,019	122,107	8.9%
Uncollectible tenant revenues	(214)	(770)	-72.2%	(1,429)	1,039	NM
Rental revenues	126,375	121,675	3.9%	479,632	462,432	3.7%
Other revenues	4,777	4,677	2.1%	17,476	15,666	11.6%
Total same center revenues	131,152	126,352	3.8%	497,108	478,098	4.0%
Same Center Expenses:
Property operating	39,995	39,781	0.5%	151,398	152,370	-0.6%
General and administrative	52	99	-47.5%	171	247	-30.8%
Total same center expenses	40,047	39,880	0.4%	151,569	152,617	-0.7%
Same Center NOI - Total portfolio at pro rata share	$91,105	$86,472	5.4%	$345,539	$325,481	6.2%
NM – Not meaningful

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Reconciliation of Net Income to Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted to exclude:
Interest expense, net	9,565	10,111	38,149	43,372
Income tax expense (benefit)	(376)	(48)	(408)	138
Depreciation and amortization	32,233	33,996	108,889	111,904
Gain on sale of assets	—	(3,156)	—	(3,156)
Compensation-related adjustments (1)	—	—	(806)	2,447
Gain on sale of non-real estate asset (2)	—	—	—	(2,418)
Loss on early extinguishment of debt	—	222	—	222
Adjusted EBITDA	$66,267	$60,330	$249,706	$238,340

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$24,845	$19,205	$103,882	$85,831
Adjusted to exclude:
Interest expense, net	9,565	10,111	38,149	43,372
Income tax expense (benefit)	(376)	(48)	(408)	138
Depreciation and amortization	32,233	33,996	108,889	111,904
Gain on sale of assets	—	(3,156)	—	(3,156)
Pro rata share of interest expense, net - unconsolidated joint ventures (3)	2,229	2,134	8,779	6,972
Pro rata share of depreciation and amortization - unconsolidated joint ventures (3)	2,621	2,602	10,514	11,018
EBITDAre (3)	$71,117	$64,844	$269,805	$256,079
Compensation-related adjustments (1)	—	—	(806)	2,447
Gain on sale of non-real estate asset (2)	—	—	—	(2,418)
Loss on early extinguishment of debt	—	222	—	222
Adjusted EBITDAre (3)	$71,117	$65,066	$268,999	$256,330
(1)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 period, represents executive severance costs.
(2)Represents gain on sale of the corporate aircraft.
(3)Amount for the three months ended December 31, 2022 reflects the correction of an immaterial error in the prior year’s presentation.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197

	December 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,428,494	$164,505	$1,592,999
Less:
Cash and cash equivalents	(212,124)	(8,686)	(220,810)
Short-term investments (1)	(52,450)	—	(52,450)
Total cash and cash equivalents and short-term investments	(264,574)	(8,686)	(273,260)
Net debt	$1,163,920	$155,819	$1,319,739
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2023 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$41,481
Buildings, improvements and fixtures	233,248
Construction in progress	112
274,841
Accumulated depreciation	(101,698)
Total rental property, net	173,143
Cash and cash equivalents	7,020
Deferred lease costs and other intangibles, net	1,318
Prepaids and other assets	4,829
Total assets	$186,310
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$159,979
Accounts payable and accruals	8,007
Total liabilities	167,986
Owners’ Equity	18,324
Total liabilities and owners’ equity	$186,310
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $2.8 million as of December 31, 2023 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Non-GAAP Pro Rata Statement of Operations Information for the year ended December 31, 2023 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$44,006
Other revenues	—	1,302
Total revenues	—	45,308
Expense:
Property operating	—	17,606
General and administrative	—	167
Depreciation and amortization	—	10,514
Total expenses	—	28,287
Other income (expense):
Interest expense	—	(9,053)
Other income (expenses)	(248)	272
Total other income (expense)	(248)	(8,781)
Net income	($248)	$8,240

The table below provides details of the components included in our share of rental revenues for the year ended December 31, 2023 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$26,813
Percentage rentals	—	3,084
Tenant expense reimbursements	—	14,826
Lease termination fees	—	130
Market rent adjustments	—	—
Straight-line rent adjustments	—	(864)
Uncollectible tenant revenues	—	17
Rental revenues	$—	$44,006

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Guidance for 2024

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full year 2024 net income, FFO and Core FFO per share will be as follows:

For the year ending December 31, 2024:
	Low Range	High Range
Estimated diluted net income per share	$0.83	$0.91
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.18	1.18
Estimated diluted FFO per share	$2.01	$2.09
Compensation related to executive severance	0.01	0.01
Estimated diluted Core FFO per share	$2.02	$2.10

Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2024:
	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.00%	4.00%
General and administrative expense, excluding executive severance	$76.5	$79.5
Interest expense - consolidated	$59.5	$61.5
Other income (expense) (1)	$—	$2.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$50.0	$60.0
(1)     Includes interest income.

Weighted average diluted common shares are expected to range from approximately 109 million to 110 million for earnings per share and 114 million to 115 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.
We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
e-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2023